EXHIBIT 99.1

UFP Technologies, Inc. Acquires Advant Medical Ltd.

NEWBURYPORT, Mass., March 17, 2022 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), an innovative designer and custom manufacturer of components, subassemblies, products, and packaging primarily for the medical market, today announced the acquisition of Advant Medical Ltd. Founded in 1993 and headquartered in Galway, Ireland, with operations in Costa Rica and partner manufacturing in Mexico, Advant Medical is a developer and manufacturer of Class I, II, and III medical devices and packaging.

"We are pleased to be joining forces with Advant, our third major acquisition in six months,” said R. Jeffrey Bailly, Chairman and CEO. “It’s an excellent cultural and strategic fit that increases our value to our growing medical customer base in several ways. Advant brings us medical product development and clean room manufacturing in Ireland, a key strategic geography to which we annually ship millions of dollars’ worth of product. It also adds in-house injection molding expertise to our list of capabilities. And it brings new customer relationships, product development opportunities, and a veteran team of professionals to UFP."

“Advant complements our recent acquisition of Contech Medical, strengthening our position in the growing catheter and guidewire packaging space, and providing opportunities to share best practices,” Bailly said. "It’s a 100% medical business that enhances our strategy to provide a full suite of development, commercialization and manufacturing services for the single-use, single-patient medical device space."

Bob DiPetrillo, CEO of Advant Medical, said, "The combination of Advant and UFP is an excellent strategic partnership. The addition of UFP’s development engineers, product lines and resources expands our current portfolio and strengthens our ability to provide innovative solutions and services. With a shared commitment to growing within the Costa Rican, Irish and European MedTech sectors, the Advant Team looks forward to building on our combined strengths and continuing to offer our customers world-class medical device contract manufacturing.”

About UFP Technologies, Inc.

UFP Technologies is an innovative designer and custom manufacturer of components, subassemblies, products, and packaging primarily for the medical market. Utilizing highly specialized foams, films, and plastics, we convert raw materials through laminating, molding, radio frequency welding, and fabricating techniques. We are diversified by also providing highly engineered solutions to customers in the aerospace & defense, automotive, consumer, electronics, and industrial markets.

Forward Looking Statements

This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Such statements include but are not limited to: the anticipated effects on us of acquiring Advant Medical Ltd.; anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our business opportunities; and statements about our growth potential and strategies for growth. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com